ULTIMUS MANAGERS TRUST

MULTI-CLASS PLAN

PURSUANT TO RULE 18f-3

ULTIMUS MANAGERS TRUST

MULTI-CLASS PLAN PURSUANT TO RULE 18f-3

I.	Introduction.

This Multi-Class Plan (the “Plan”) has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) by a majority of the Board of Trustees of Ultimus Managers Trust (the “Trust”) (the “Board”), including a majority of those Trustees who are not “interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), with respect to each series of the Trust listed in Appendix A attached hereto (each such series, a “Fund” and, such series collectively, the “Funds”). The Board has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust as a whole, each Fund, and each class of shares offered by the Funds.

The Plan sets forth the general characteristics of, and conditions under which the Trust may offer, multiple classes of shares (each a “Class of Shares” and collectively “Classes of Shares”) of the existing series of the Trust and such other funds as the Trust may establish and designate in the future. In addition, the Plan sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each Class of Shares in such Fund. The Plan is intended to allow each Fund of the Trust to offer multiple Classes of Shares to the fullest extent and manner permitted by Rule 18f-3 under the 1940 Act, subject to the requirements and conditions imposed by the Rule 18f-3. This Plan may be revised or amended from time to time as provided below.

Each Fund is authorized to issue the Classes of Shares, as indicated below in the “Distribution and Servicing Arrangements” section, representing interests in each such Fund. Each Class of Shares of a Fund will represent interests in the same portfolio of the Fund and, except as described herein, shall have the same rights and obligations as each other Class of Shares of that Fund. Each Class of Shares shall be subject to such investment minimums and other conditions of eligibility as are set forth in the applicable Fund’s prospectus (the “Prospectus”) or statement of additional information (the “SAI”), as amended from time to time.

II.	Distribution and Servicing Arrangements.

The following summarizes the front-end sales charges, contingent deferred sales charges (“CDSC”), Rule 12b-1 fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each Class of Shares of the Funds. Additional details regarding such fees and services are set forth in the Funds' current Prospectuses and SAI.

1.	A Class Shares:
o	Front-End Sales Charge (as a percentage of offering price): Up to 4.00%.
o	Maximum CDSC: 1.00% on purchases of $250,000 or more, if redeemed within 18 months of purchase.
o	Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, A Class Shares of a Fund may pay distribution and shareholder servicing fees of up to 0.25% per annum of the average daily net assets of any such Fund attributable to such A Class Shares.

o	Conversion Features: None.
o	Exchange Privileges: None.
o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of A Class Shares of the Funds.

2.	C Class Shares:
o	Front-End Sales Charge: None
o	Maximum CDSC: 1.00% if redeemed within 12 months of purchase.
o	Rule 12b-1 Distribution Fees: 1.00%.
o	Shareholder Servicing Fees: Pursuant to an Administrative Services Plan, Institutional Class Shares of a Fund may pay shareholder servicing fees of up to 0.10% per annum of the average daily net assets of any such Fund attributable to Institutional Class shares.
o	Conversion Features: C Class Shares automatically convert to A Class Shares after 10 years, provided that records held by the Funds or your financial intermediary verify C Class Shares have been held for at least 10 years. The original purchase date of C Class Shares of a Predecessor Fund will be used to calculate the conversion of C Class Shares to A Class Shares.
o	Exchange Privileges: None
o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Institutional Class shares of the Funds.

3.	F Class Shares:
o	Front-End Sales Charge: None
o	Maximum CDSC: 1.00% if redeemed within 12 months of purchase.
o	Rule 12b-1 Distribution Fees: None
o	Shareholder Servicing Fees: Pursuant to an Administrative Services Plan, F Class Shares of a Fund may pay shareholder servicing fees of up to 0.10% per annum of the average daily net assets of any such Fund attributable to F Class shares.
o	Conversion Features: None
o	Exchange Privileges: None
o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of F Class shares of the Funds.

4.	Institutional Class/I Class:
o	Front-End Sales Charge: None
o	Maximum CDSC: None
o	Rule 12b-1 Distribution Fees: None
o	Shareholder Servicing Fees: Pursuant to an Administrative Services Plan, Institutional Class Shares of a Fund may pay shareholder servicing fees of up to 0.20% per annum of the average daily net assets of any such Fund attributable to Institutional Class shares.
o	Conversion Features: None
o	Exchange Privileges: Institutional Class Shares of a Fund may be exchanged (without payment of any exchange fee) at net asset value for Institutional Class Shares of any other Fund or shares of a Fund that does not offer share classes subject to the eligibility requirements and the fees and expenses of the applicable share class or Fund being exchanged into, as set forth in the applicable prospectus; provided, however, said Fund is advised by the same investment adviser.

o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Institutional Class Shares of the Funds.

5.	ButterflyTM Class:
o	Front-End Sales Charge: None
o	Maximum CDSC: None
o	Rule 12b-1 Distribution Fees: None
o	Administrative Services Plan/Shareholder Servicing Fees: None
o	Conversion Features: None
o	Exchange Privileges: None
o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of ButterflyTM Class shares of the Funds.

6.	Investor Class Shares and Advisor Class Shares:
o	Front-End Sales Charge (as a percentage of offering price): None.
o	Maximum CDSC: None.
o	Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor Class Shares and Advisor Class Shares of a Fund (“Investor/Advisor Class Shares”) may pay distribution and shareholder servicing fees of up to 0.25% per annum of the average daily net assets of any such Fund attributable to such Investor/Advisor Class Shares.
o	Conversion Features: None
o	Exchange Privileges: Investor/Advisor Class Shares of a Fund may be exchanged (without payment of any exchange fee) at net asset value for Investor/Advisor Class Shares of any other Fund subject to the eligibility requirements and the fees and expenses of the applicable share class or Fund being exchanged into, as set forth in the applicable prospectus; provided, however, said Fund is advised by the same investment adviser.
o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Investor/Advisor Class Shares of the Funds.

7.	Ultra Class Shares
o	Front-End Sales Charge: None
o	Maximum CDSC: None
o	Rule 12b-1 Distribution Fees: None
o	Shareholder Servicing Fees: None
o	Conversion Features: None
o	Exchange Privileges: Ultra Class shares of a Fund may be exchanged (without payment of any exchange fee) at net asset value for Ultra Class shares of any other Fund or shares of a Fund that does not offer share classes subject to the eligibility requirements and the fees and expenses of the applicable share class or Fund being exchanged into, as set forth in the applicable prospectus; provided, however, said Fund is advised by the same investment adviser.

o	Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Ultra Class shares of the Funds.

III.	Allocation of Expenses.

Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each Class of Shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such Class of Shares under a distribution plan (and related agreements) adopted for such Class of Shares pursuant to Rule 12b-1 under the 1940 Act, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of such Class of Shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular Class of Shares in a single Fund (each, an “Allocable Expense”):

o	Transfer agency fees identified by the transfer agent as being attributable to such Class of Shares;
o	Printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of such Class of Shares or to regulatory agencies with respect to such Class of Shares;
o	Blue sky registration or qualification fees incurred by such Class of Shares;
o	Securities and Exchange Commission (the “SEC”) registration fees incurred by such Class of Shares;
o	The expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such Class of Shares;
o	Litigation or other legal expenses relating solely to such Class of Shares;
o	Fees of the Trustees of the Trust incurred as a result of issues particularly relating to such Class of Shares;
o	Independent registered public accountants’ fees relating solely to such Class of Shares; and
o	Any additional expenses, other than advisory or custodial fees or other expenses relating to the management of a Fund’s assets, if such expenses are actually incurred in a different amount with respect to a Class of Shares that are of a different kind or to a different degree than with respect to one or more other Classes of Shares.

The initial determination of the class specific expenses that will be allocated by the Trust to a particular Class of Shares and any subsequent changes thereto will be reviewed by the Board and approved by a vote of the Board, including the Independent Trustees.

Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular Class of Shares of such Fund pursuant to this Plan shall be allocated to each Class of Shares of the Fund on the basis of the net asset value of that Class of Shares in relation to the net asset value of the Fund. Unless the Board otherwise determines that any Allocable Expense shall be allocated in accordance with the preceding sentence, each Fund with multiple Classes of Shares shall allocate each Allocable Expenses to the Class of Shares of the Fund giving rise to such Allocable Expense in accordance with section III above.

IV.	Dividends.

Dividends paid by the Trust with respect to each Class of Shares of a Fund, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any fees and expenses that are properly allocated to a particular Class of Shares of a Fund will be borne by that Class of Shares.

V.	Voting Rights.

Each share of each Fund entitles the shareholder of record to one vote. Each Class of Shares of a Fund will vote separately as a Class of Shares with respect to: (i) the adoption of, or material amendment to, any Rule 12b-1 distribution plan applicable to that Class of Shares, (ii) any matters for which voting on a Class of Shares by Class of Shares basis is required under applicable law or interpretative positions of the staff of the SEC and (iii) any matter that the Board determines, in accordance with applicable law or interpretative positions of the staff of the SEC, shall be voted upon separately by a Class of Shares of a Fund.

VI.	Board Review.

The Board shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Board, including the Independent Trustees, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund expenses), is in the best interest of each Class of Shares of each Fund individually and the Trust as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Revised: August 23, 2022

ULTIMUS MANAGERS TRUST1

APPENDIX A

TO THE

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

(As Amended and Restated on August 23, 2022)

Fund	Classes
Adler Value Fund	Institutional Class

Blue Current Global Dividend Fund	Institutional Class

Blueprint Adaptive Growth Allocation Fund	Investor Class
Institutional Class

Evolutionary Tree Innovators Fund	I Class
A Class

HVIA Equity Fund	Institutional Class

Karner Blue Biodiversity Impact Fund	ButterflyTM Class

Kempner Multi-Cap Deep Value Fund	Investor Class
Institutional Class

Lyrical U.S. Value Equity Fund	Investor Class
Institutional Class
A Class
C Class

Lyrical International Value Equity Fund	Investor Class
Institutional Class
A Class
C Class

Q3 All-Weather Sector Rotation Fund	Institutional Class

Q3 All-Weather Tactical Fund	C Class
Institutional Class

Westwood Quality Value Fund	A Class
C Class
Institutional Class
Ultra Class

Westwood Quality SmallCap Fund	A Class
C Class
Institutional Class
Ultra Class

Westwood Alternative Income Fund	A Class
C Class
Institutional Class
Ultra Class

Westwood Total Return Fund	A Class
C Class
Institutional Class

Westwood Income Opportunity Fund	A Class
C Class
Institutional Class
Ultra Class

Westwood High Income Fund	A Class
C Class
Institutional Class

Westwood Quality SMidCap Fund	Institutional Class
Ultra Class

Westwood Quality AllCap Fund	Institutional Class
Ultra Class

Westwood SmallCap Growth Fund	Institutional Class

Westwood Quality MidCap Fund	Institutional Class

Westwood Salient Global Real Estate Fund	A Class
C Class
Institutional Class

Westwood Salient Select Income Fund	A Class
C Class
Institutional Class

Westwood Broadmark Tactical Growth Fund	A Class
C Class
Institutional Class

Westwood Salient MLP & Energy Infrastructure Fund	A Class
C Class
Institutional Class
Ultra Class

Westwood Broadmark Tactical Plus Fund	A Class
C Class
F Class
Institutional Class

1 The following six (6) series of the Trust are not included in this Plan, because such series have not designated a Class of Shares:

•	Marshfield Concentrated Opportunity Fund;
•	Meehan Focus Fund;
•	Nia Impact Solutions Fund;
•	US Value ETF; and
•	Wavelength Interest Rate Neutral Fund.